 Exhibit 99.1

FOR IMMEDIATE RELEASE

FS Energy and Power Fund Reports Second Quarter 2014 Financial Results

PHILADELPHIA, PA, August 15, 2014 – FS Energy and Power Fund (FSEP), a business development company that invests primarily in private middle market companies in the U.S. energy and power industry, announced its operating results for the quarter ended June 30, 2014. FSEP will hold its quarterly shareholder conference call to discuss these results at 3:30 p.m. Eastern Time on Monday, August 25, 2014. Information for those interested in participating on the call can be found below.

Financial Highlights

•	As of July 29, 2014, FSEP had raised approximately $2.6 billion in equity capital, including approximately $32.1 million of gross proceeds raised from investors affiliated with its sponsor, Franklin Square Capital Partners, and its sub-adviser, GSO Capital Partners, and shares issued through its distribution reinvestment plan.
•	During the quarter ended June 30, 2014, FSEP generated:
o	Total net increase in net assets resulting from operations of approximately $52.1 million, or earnings of $0.24 per share
o	Total GAAP-basis net investment income of approximately $37.0 million
o	Total net realized gains of approximately $2.4 million, and
o	Total net change in unrealized appreciation of approximately $12.6 million.
•	For the six months ended June 30, 2014, FSEP generated a GAAP-basis total return of approximately 5.38%.
•	During the quarter ended June 30, 2014, FSEP also:
o	Committed approximately $187.6 million to direct originations
o	Increased net asset value per share by $0.07, from $9.79 as of March 31, 2014 to $9.86 as of June 30, 2014
o	Paid regular cash distributions to shareholders totaling approximately $0.17 per share, and
o	Increased its public offering price from $10.90 per share to $10.95 per share.
•	As of June 30, 2014:
o	FSEP’s portfolio consisted of investments in 120 portfolio companies
o	Based upon the fair value of FSEP’s investments, approximately 56% of FSEP’s portfolio constituted core strategy investments, which include any investments that are considered directly originated or opportunistic investments
o	The weighted average credit rating of the investments in FSEP’s portfolio that were rated was B3 based on the Moody’s scale
o	FSEP’s estimated gross portfolio yield, prior to leverage, was 8.8% based upon the amortized cost of its investments, and
o	The weighted average purchase price of the investments in FSEP’s portfolio was 99.5% of par or stated value, as applicable.

“As a business development company, we are proud to support the American energy renaissance by investing in many of the U.S. energy companies that are developing, processing and transporting North America’s growing supply of oil and gas,” commented Michael C. Forman, CEO of FSEP. “The strength of our direct lending platform allowed FSEP to increase its allocation to direct originations, which represented 33% of the portfolio at quarter end, as we continued to season the portfolio.”

Quarterly Shareholder Conference Call

FSEP will hold its quarterly shareholder conference call on Monday, August 25, 2014, at 3:30 p.m. Eastern Time. In order to participate, interested parties should dial (800) 447-0521 at least 10 minutes prior to the beginning of the conference call and provide the confirmation code 37738622 when prompted. An audio archive of the call will be available for replay. The link to the audio archive can be found under FSEP’s “Literature” page at www.franklinsquare.com and will be available for a period of 30 days following the call.

About FSEP

FSEP is a publicly registered, non-traded business development company (BDC) sponsored by Franklin Square Capital Partners (Franklin Square). FSEP focuses primarily on investing in the debt and income-oriented equity securities of privately-held U.S. companies in the energy and power industry. FSEP’s investment objectives are to generate current income and long-term capital appreciation. FSEP is managed by FS Investment Advisor, LLC, an affiliate of Franklin Square, and is sub-advised by GSO Capital Partners LP (GSO). GSO, with approximately $69.5 billion in assets under management as of June 30, 2014, is the credit platform of Blackstone. For more information, please visit www.franklinsquare.com.

About Franklin Square

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded BDC. The firm managed approximately $12.4 billion in assets as of June 30, 2014.

Franklin Square distributes its non-traded funds through its affiliated broker-dealer, FS2 Capital Partners, LLC. For more information, please visit www.franklinsquare.com.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSEP’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, which FSEP filed with the Securities and Exchange Commission (SEC) on August 13, 2014, as well as FSEP’s other reports filed with the SEC. A copy of FSEP’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 and FSEP’s other reports filed with the SEC can be found under FSEP’s “Literature” page at www.franklinsquare.com and on the SEC’s website at www.sec.gov.

FSEP’s gross annual portfolio yield, prior to leverage, represents the expected yield to be generated by FSEP on its investment portfolio based on the composition of its portfolio as of June 30, 2014. The portfolio yield does not represent an actual investment return to shareholders.

Please note that certain financial figures may have been rounded.

Certain Information About Distributions

The determination of the tax attributes of FSEP’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination made on a quarterly basis may not be representative of the actual tax attributes of FSEP’s distributions for a full year. FSEP intends to update shareholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to shareholders will be reported to shareholders annually on Form 1099-DIV.

The payment of future distributions on FSEP’s common shares is subject to the discretion of its board of trustees and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

FSEP may fund its cash distributions to shareholders from any sources of funds legally available to it, including expense reimbursements from Franklin Square, as well as offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSEP has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSEP will be able to pay distributions at a specific rate or at all.

Forward Looking Statements

This announcement may contain certain forward-looking statements, including statements with regard to future performance or operations of FSEP. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSEP makes with the SEC. FSEP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.